Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares Trust

(Amended as of March 22, 2013)

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares S&P Emerging Markets Infrastructure Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares S&P National AMT-Free Municipal Bond Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares MSCI ACWI Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares MSCI ACWI ex US Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2014

iShares Core MSCI Total International Stock ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	October 31, 2013

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iSharesBond 2016 Corporate Multi-Sector Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2018 Corporate Multi-Sector Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2020 Corporate Multi-Sector Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2023 Corporate Multi-Sector Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares MSCI EAFE Minimum Volatility Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	December 31, 2014

iShares Human Rights Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.19%.	December 31, 2015

iShares Morningstar Multi-Asset Income Index Fund	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.60%.	December 31, 2014

iShares Barclays GNMA Bond Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies.	December 31, 2015

iShares Barclays GNMA Bond Fund	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	December 31, 2013

iShares MSCI Emerging Markets Latin America Index Fund	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

iShares MSCI Emerging Markets Latin America Index Fund	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares S&P Conservative Allocation Fund	0.14%	June 30, 2014
iShares S&P Moderate Allocation Fund	0.14%	June 30, 2014
iShares S&P Growth Allocation Fund	0.14%	June 30, 2014
iShares S&P Aggressive Allocation Fund	0.14%	June 30, 2014
iShares S&P Target Date Retirement Income Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2010 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2015 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2020 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2025 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2030 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2035 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2040 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2045 Index Fund	0.14%	June 30, 2014
iShares S&P Target Date 2050 Index Fund	0.14%	June 30, 2014

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere		Edward Baer
	Secretary, iShares Trust		Managing Director

Dated: March 22, 2013

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]